Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Second Quarter 2015 Financial Results

•                 Total revenue of $54.5 million

•                 GAAP operating loss of $2.0 million; non-GAAP operating income of $4.5 million

•                 GAAP EPS loss of $0.06; non-GAAP EPS of $0.10

•                 Adjusted EBITDA of $5.4 million

Orange, Conn., August 6, 2015 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its second quarter ended June 30, 2015.

“Our second quarter results and full year outlook were impacted by sales execution challenges,” stated Al Subbloie, president and CEO of Tangoe.  “While our results were lower than expected, we believe we are taking the steps in order to increase our recurring revenue growth over time.  We remain confident in Tangoe’s future especially given our large target market opportunity, as well as the roll out of our new and enhanced Matrix platform.”

Second Quarter 2015 Financial Highlights

•                  Revenue: Total revenue for the second quarter was $54.5 million compared to $52.7 million for the second quarter of 2014.  Recurring technology and services revenue was $49.9 million compared to $47.1 million for the second quarter of 2014.  Strategic consulting, software licenses and other services revenue contributed the remaining $4.6 million of total revenue for the second quarter of 2015.

•                  Operating Income (Loss): GAAP operating loss for the second quarter was $2.0 million, compared to operating income of $0.2 million for the second quarter of 2014.  Non-GAAP operating income for the second quarter was $4.5 million, compared to $7.8 million for the second quarter of 2014.

•                  Net Income (Loss): GAAP net loss for the second quarter was $2.5 million compared to a net loss of $0.4 million for the same period last year. GAAP diluted net loss per share for the second quarter was $0.06, based on 39.1 million weighted-average diluted shares outstanding, compared to a net loss of $0.01 per share, based on 38.7 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the second quarter was $4.0 million compared to $7.2 million for the second quarter of 2014. Non-GAAP diluted net income per share for the second quarter was $0.10 based on 41.4 million weighted-average diluted shares outstanding compared to $0.18 per share based on 41.1 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter was $5.4 million, compared to $8.4 million for the second quarter of 2014. Adjusted EBITDA margin was 9.8% for the second quarter of 2015, compared to a 15.9% margin for the same period last year.

•                  Cash and Cash Flow: As of June 30, 2015, Tangoe had cash and cash equivalents of $36.4 million, a decrease of $16.1 million from the end of the prior quarter, primarily due to the completion of the acquisition of IBM’s Rivermine TEM Division and partially offset by the cash generated during the quarter.

The company generated $6.7 million in net cash from operations for the second quarter of 2015, compared to $2.8 million during the second quarter of 2014.  The company generated $5.8 million in unlevered free cash flow for the quarter, compared to $2.0 million during the second quarter of 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of August 6, 2015, Tangoe is providing guidance for its third quarter and full year 2015.

•                  Third Quarter 2015 Guidance: Total revenue is expected to be in the range of $58.0 million to $59.5 million.  Adjusted EBITDA is expected to be in the range of $5.6 million to $6.1 million.  Non-GAAP net income per share is expected to be in the range of $0.10 to $0.11 based on approximately 41.8 million weighted-average diluted shares outstanding.

•                  Full Year 2015 Guidance: Total revenue is expected to be in the range of $227.0 million to $231.0 million.  Adjusted EBITDA is expected to be in the range of $27.5 million to $29.5 million.  Non-GAAP net income per share is expected to be in the range of $0.53 to $0.58 based on approximately 41.8 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the second quarter 2015 as well as its business outlook. To access this call, dial 888.282.4054 (United States), or 913.312.1450 (international), with conference ID #3019781.  A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through August 20, 2015, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #3019781.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management platform, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and other expense; less amortization of leasehold interest, interest income and, for 2015 only, other income.  Non-GAAP operating income excludes stock-based compensation expense and amortization of intangible assets.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and other expense (income).  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 16, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Revenue:
Recurring technology and services	$47,069	$49,937	$93,068	$98,853
Strategic consulting, software licenses and other	5,605	4,541	10,000	9,094
Total revenue	52,674	54,478	103,068	107,947

Cost of revenue:
Recurring technology and services	22,200	23,585	43,598	45,215
Strategic consulting, software licenses and other	2,007	2,071	4,341	4,316
Total cost of revenue	24,207	25,656	47,939	49,531

Gross profit	28,467	28,822	55,129	58,416

Operating expenses:
Sales and marketing	10,182	10,835	20,127	21,209
General and administrative	9,844	10,710	18,632	20,813
Research and development	5,794	6,813	10,923	12,940
Depreciation and amortization	2,472	2,441	5,079	4,493
Income (loss) from operations	175	(1,977)	368	(1,039)

Other income (expense), net
Interest expense	(11)	(33)	(48)	(97)
Interest income	9	7	18	16
Other (expense) income	(28)	1	(15)	(1)
Income (loss) before income tax provision	145	(2,002)	323	(1,121)
Income tax provision	548	534	993	1,163
Net loss	$(403)	$(2,536)	$(670)	$(2,284)

Net loss per common share:
Basic	$(0.01)	$(0.06)	$(0.02)	$(0.06)
Diluted	$(0.01)	$(0.06)	$(0.02)	$(0.06)

Weighted average number of common share:
Basic	38,658	39,080	38,512	38,904
Diluted	38,658	39,080	38,512	38,904

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2014	2015
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,279	$36,421
Accounts receivable, net	56,948	57,838
Prepaid expenses and other current assets	5,901	11,598
Total current assets	114,128	105,857
COMPUTERS, FURNITURE AND EQUIPMENT-NET	5,217	5,674

OTHER ASSETS:
Intangible assets-net	28,753	36,428
Goodwill	65,348	76,008
Security deposits and other non-current assets	1,566	1,540
TOTAL ASSETS	$215,012	$225,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,733	$9,528
Accrued expenses	8,283	9,921
Deferred revenue-current portion	10,858	12,168
Notes payable-current portion	1,400	2,289
Total current liabilities	31,274	33,906

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	4,372	4,748
Deferred revenue-less current portion	1,030	424
Notes payable-less current portion	166	2,550
Total liabilities	36,842	41,628

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	215,491	224,036
Warrants for common stock	10,610	10,610
Accumulated deficit	(45,859)	(48,143)
Accumulated other comprehensive loss	(2,076)	(2,628)
Total stockholders’ equity	178,170	183,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$215,012	$225,507

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Six Months Ended
	June 30,
	2014	2015

Operating activities:
Net loss	$(670)	$(2,284)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount	36	12
Amortization of leasehold interest	(49)	(49)
Depreciation and amortization	5,079	4,493
(Decrease) increase in deferred rent liability	(35)	30
Amortization of marketing agreement intangible assets	219	310
Allowance for doubtful accounts	60	180
Deferred income taxes	551	356
Foreign exchange adjustment	32	—
Loss on disposal of fixed assets	—	26
Stock based compensation expense	9,855	9,798

Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(8,444)	(1,215)
Prepaid expenses and other current assets	(135)	(1,164)
Other assets	(581)	104
Accounts payable	(249)	(1,194)
Accrued expenses and other current liabilities	(333)	1,772
Deferred revenue	588	(447)
Net cash provided by operating activities	5,924	10,728
Investing activities:
Purchases of computers, furniture and equipment	(2,051)	(1,800)
Cash paid in connection with acquisitions, net of cash received	(531)	(22,000)
Net cash used in investing activities	(2,582)	(23,800)
Financing activities:
Borrowings of debt	177	583
Repayment of debt	(502)	(937)
Repurchase of common stock	(2,000)	(2,000)
Proceeds from exercise of stock options and stock warrants	1,505	747
Net cash used in financing activities	(820)	(1,607)

Effect of exchange rate on cash	(10)	(179)

Net increase (decrease) in cash and cash equivalents	2,512	(14,858)
Cash and cash equivalents, beginning of period	43,182	51,279
Cash and cash equivalents, end of period	$45,694	$36,421

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2015		2014		2015
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income (loss) from operations	$175	0.3%	$(1,977)	-3.6%	$368	0.4%	$(1,039)	-1.0%

Add:
Stock based compensation expense	5,658	10.7%	4,774	8.8%	9,855	9.6%	9,798	9.1%
Amortization of intangibles	1,920	3.6%	1,750	3.2%	3,956	3.8%	3,239	3.0%
Non-GAAP income from operations	$7,753	14.7%	$4,547	8.3%	$14,179	13.8%	$11,998	11.1%

TANGOE, INC.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2015		2014		2015
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net loss	$(403)	-0.8%	$(2,536)	-4.7%	$(670)	-0.7%	$(2,284)	-2.1%
Interest expense	11	0.0%	33	0.1%	48	0.0%	97	0.1%
Other expense (income)	28	0.1%	(1)	0.0%	15	0.0%	1	0.0%
Interest income	(9)	0.0%	(7)	0.0%	(18)	0.0%	(16)	0.0%
Income tax provision	548	1.0%	534	1.0%	993	1.0%	1,163	1.1%
Depreciation and amortization	2,472	4.7%	2,441	4.5%	5,079	4.9%	4,493	4.2%
Amortization of marketing agreement intangible assets	111	0.2%	149	0.3%	219	0.2%	310	0.3%
Amortization of leasehold interest	(25)	0.0%	(25)	0.0%	(49)	0.0%	(49)	0.0%
Stock based compensation expense	5,658	10.7%	4,774	8.8%	9,855	9.6%	9,798	9.1%
Adjusted EBITDA	$8,391	15.9%	$5,362	9.8%	$15,472	15.0%	$13,513	12.5%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Net loss	$(403)	$(2,536)	$(670)	$(2,284)

Add:
Stock based compensation expense	5,658	4,774	9,855	9,798
Amortization of intangibles	1,920	1,750	3,956	3,239
Amortization of debt discount	11	5	36	12
Other expense (income)	28	(1)	15	1
Non-GAAP net income	$7,214	$3,992	$13,192	$10,766

Non-GAAP net income per share: diluted	$0.18	$0.10	$0.32	$0.26

Fully diluted weighted average shares outstanding	41,113	41,447	41,018	41,049

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Cost of revenue	$1,209	$554	$2,697	$1,464
Sales and marketing	1,482	1,301	2,738	2,668
General and administrative	2,100	2,223	3,135	4,289
Research and development	867	696	1,285	1,377
Total	$5,658	$4,774	$9,855	$9,798

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Net cash provided by operating activities	$2,847	$6,727	$5,924	$10,728

Add:
Interest payments, net	2	57	11	72

Subtract:
Capital Expenditures	833	1,006	2,051	1,800
Unlevered Free Cash Flow	$2,016	$5,778	$3,884	$9,000

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com